Exhibit 23(a)

INDEPENDENT AUDITORS’ CONSENT

Board of Directors

OXIS International, Inc.

Portland, Oregon

We consent to the use of our report dated February 18, 2005, on the financial statements of OXIS International, Inc. as of December 31, 2004 and the period then ended, and the inclusion of our name under the heading “Experts” in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

February 24, 2005